UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2003

STRATOS LIGHTWAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-30869 (Commission File Number)	36-4360035 (I.R.S. Employer Identification Number)

7444 West Wilson Avenue, Chicago, Illinois 60706

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 867-9600

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On July 2, 2003, Stratos Lightwave, Inc. (“Stratos”) and Sleeping Bear Merger Corp., a wholly owned subsidiary of Stratos (“Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sterling Holding Company (“Sterling”), pursuant to which Sub will be merged with and into Sterling (the “Merger”) and Sterling will become a wholly owned subsidiary of Stratos. Consummation of the Merger is subject to various conditions, including approval by the stockholders of Stratos and Sterling, registration of shares of common stock, par value $0.01 per share, of Stratos and shares of preferred stock, par value $0.01 per share, of Stratos to be issued in connection with the Merger under the Securities Act of 1933, as amended, and the receipt of all requisite regulatory approvals.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

A copy of the press release of Stratos, dated July 2, 2003, announcing the signing of the Merger Agreement is attached to this report as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)–(b)	Not applicable.

(c)	Exhibits:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 2, 2003, among Stratos Lightwave, Inc., Sleeping Bear Merger Corp. and Sterling Holding Csompany

99.1	Press Release issued by Stratos Lightwave, Inc. dated July 2, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATOS LIGHTWAVE, INC.

By:	/s/ JAMES W. MCGINLEY
Name:	James W. McGinley
Title:	President and Chief Executive Officer

Date: July 2, 2003

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 2, 2003, among Stratos Lightwave, Inc., Sleeping Bear Merger Corp. and Sterling Holding Company

99.1	Press Release issued by Stratos Lightwave, Inc. dated July 2, 2003